Exhibit 99.1

                         Tri City Bankshares Corporation
                        Quarterly Brochure Financial Data

INCOME STATEMENT (unaudited)

                                                   Nine Months Ended                        Three Months Ended
                                              9/30/2004           9/30/2003            9/30/2004          9/30/2003
               Interest Income              $24,990,631          $25,328,001          $8,731,470          $8,201,959
              Interest Expense                3,599,911            3,887,438           1,251,265           1,200,807
                                            -----------          -----------          ----------          ----------
           Net Interest Income               21,390,720           21,440,563           7,480,205           7,001,152
                  Other Income                4,846,957            6,166,564           1,572,707           2,028,510
Less: Other Operating Expenses               17,743,950           17,770,687           5,848,845           6,022,275
                                            -----------          -----------          ----------          ----------
    Income Before Income Taxes                8,493,727            9,836,440           3,204,067           3,007,387
    Provision for Income Taxes                2,537,000            2,861,000           1,032,000             853,000
                    Net Income              $ 5,956,727          $ 6,975,440          $2,172,067          $2,154,387
                                            ===========          ===========          ==========          ==========
   Net Income Per Common Share              $      0.72          $      0.86          $     0.26          $     0.26

BALANCE SHEET (unaudited) September 30, 2004 and 2003

                                Assets           2004            2003             Liabilities & Equity        2004          2003
                          Cash and Due      $  28,387,232   $  22,906,106         Non Interest Bearing   $161,781,437   $150,373,954
                 Investment Securities        152,348,851     146,760,569             Interest Bearing    406,274,989    385,475,123
                                                                                                         ---------------------------
                    Federal Funds Sold                 --      35,725,271               Total Deposits    568,056,426    535,849,077
                           Total Loans        459,122,904     396,341,751              Short Term Debt     10,309,523        615,240
               Reserve for Loan Losses         (5,545,744)     (5,220,920)           Other Liabilities      1,650,416      2,219,244
                                            -----------------------------                                ---------------------------
                             Net Loans        453,577,160     391,120,831            Total Liabilities    580,016,365    538,683,561
             Bank Premises & Equipment         20,915,187      21,948,874                 Common Stock      8,369,959      8,185,117
Cash surrender value of life insurance         10,271,451              --   Additional Paid-In Capital     16,704,360     13,311,037
                          Other Assets          5,251,292       5,335,701            Retained Earnings     65,660,489     63,617,637
                                            -----------------------------                                ---------------------------
                                                                            Total Stockholders' Equity     90,734,808     85,113,791
                                                                                                         ---------------------------
                          Total Assets      $ 670,751,173   $ 623,797,352   Total Liabilities & Equity   $670,751,173   $623,797,352
                                            =============================                                ===========================

                                 Stock Valuation

   The Corporation's stock is traded on the over-the-counter market under the trading symbol "TRCY." Trading in the Corporation's stock is limited and sporadic and the Corporation believes that no established trading market for the Corporation's stock exists. For purposes of the Corporation's Automatic Dividend
  Reinvestment Plan, the Board of Directors is required to establish the "Fair MarketValue" of the Corporation's stock on a quarterly basis based on factors set forth in the Dividend Reinvestment Plan. The following table sets forth the Fair Market Value established under the Dividend Reinvestment Plan over the past two years.

July 2004                   $19.40          July 2003                  $19.20
April 2004                   19.40          April 2003                  17.50
January 2004                 19.40          January 2003                17.00
October 2003                 19.20          October 2002                16.30